Exhibit 10.1

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

April 16, 2021

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is by and among EQM Midstream Partners, LP, a Delaware limited partnership (the “Borrower”), the Lenders party hereto (collectively, the “Approving Lenders”) and Wells Fargo Bank, National Association, in its capacity as Administrative Agent (the “Administrative Agent”), Swing Line Lender, and an L/C Issuer under that certain Third Amended and Restated Credit Agreement, dated as of October 31, 2018, by and among the Borrower, the Approving Lenders, any other Lenders from time to time party thereto, the Administrative Agent and any other Persons named therein (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of March 30, 2020, and as further amended, restated, supplemented or otherwise modified from time to time prior to, but not including, the date hereof, the “Credit Agreement” and as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement.

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement as more fully described herein, including with respect to the reduction of Aggregate Revolving Commitments as provided herein; and

WHEREAS, the Approving Lenders and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Amendments to the Credit Agreement. Effective automatically and immediately (the “Effective Time”), so long as the conditions precedent set forth in Section 3 of this Amendment have been satisfied (or waived in writing by the Administrative Agent and the Approving Lenders), the parties hereto agree that the Credit Agreement is hereby amended as follows:

a)            The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Announcements” has the meaning specified in Section 1.08.

“FCA” has the meaning specified in Section 1.08.

“Hammerhead Project” means that certain project referred to as the “Hammerhead Project” in that certain letter agreement with respect to Qualified Project EBITDA Adjustments, dated as of October 25, 2019, by and between the Borrower and the Administrative Agent.

“IBA” has the meaning specified in Section 1.08.

“Second Amendment” means the Second Amendment to Credit Agreement, dated April 16, 2021, by and among the Borrower, the Lenders party thereto, the Administrative Agent and any other Persons party thereto.

“Second Amendment Effective Date” means April 16, 2021.

b)            The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the “Pricing Grid” in its entirety with the following “Pricing Grid”:

PRICING GRID

Pricing Level	Public Debt Ratings S&P/Moody’s/Fitch	Commitment Fee	Eurodollar Rate	Letters of Credit	Base Rate
1	BBB+/Baa1/BBB+ or higher	0.125%	1.125%	1.125%	0.125%
2	BBB/Baa2/BBB	0.150%	1.250%	1.250%	0.250%
3	BBB-/Baa3/BBB-	0.200%	1.375%	1.375%	0.375%
4	BB+/Ba1/BB+	0.300%	1.750%	1.750%	0.750%
5	BB/Ba2/BB	0.350%	2.250%	2.250%	1.250%
6	BB-/Ba3/BB-	0.400%	2.625%	2.625%	1.625%
7	B+/B1/B+ or lower or unrated by S&P and Moody’s	0.500%	3.000%	3.000%	2.000%

c)            The definition of “Commercial Operation Date” is hereby amended and restated in its entirety to read as follows:

“Commercial Operation Date” means, as context may require, the date on which a Qualified Project is scheduled to be or is actually substantially complete and commercially operable or, at the option of the Borrower, with respect to a Qualified Project of any Designated Joint Venture, a later date reasonably agreed by the Borrower and the Administrative Agent in light of the anticipated timing of dividends and distributions from such Designated Joint Venture (but in any event no later than the end of the first full fiscal quarter after such a Qualified Project is substantially complete and commercially operable).

d)            The definition of “Fee Letters” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing the “and (iv)” appearing therein with the words “, (iv) the fee letter agreement, dated as of April 16, 2021 between the Borrower, Wells Fargo and Wells Fargo Securities LLC, and (v)”.

e)            The definition of “MVP Project” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing the first reference therein to “Qualified Project” with “project”.

f)            The last sentence of the definition of “Public Debt Ratings” appearing in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

For the avoidance of doubt, the pricing level in effect on the Second Amendment Effective Date shall be “Pricing Level 6” on the “Pricing Grid” above.

g)            The definition of “Qualified Project” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Qualified Project” means the construction or expansion of any capital project of the Borrower, any of its Subsidiaries, or any Designated Joint Venture, the aggregate capital cost of which exceeds $10,000,000; provided, that the MVP Project and the Hammerhead Project shall only constitute Qualified Projects on or before March 31, 2021 and shall cease to constitute Qualified Projects thereafter.

h)            A new Section 1.08 of the Credit Agreement is hereby added as follows:

1.08            Rates. The interest rate on Eurodollar Rate Loans and Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate) may be determined by reference to the Fixed Period Eurodollar Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on Eurodollar Rate Loans or Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current benchmark is no longer available or in certain other circumstances set forth in Section 3.03(b), such Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 3.03(b), of any change to the reference rate upon which the interest rate on Eurodollar Rate Loans and Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate) is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate”, “Fixed Period Eurodollar Rate” or “Daily Floating Eurodollar Rate” or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current benchmark or any benchmark replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any benchmark replacement), as it may or may not be adjusted pursuant to Section 3.03(b), will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or any other benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any LIBOR Successor Rate Conforming Changes.

i)            A new Section 3.03(c) of the Credit Agreement is hereby added in the appropriate alphabetical order as follows:

(c)            London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for (I) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (II) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that any obligation of the Administrative Agent to notify any parties of such Announcements pursuant to Section 3.03 shall be deemed satisfied.

j)            Section 7.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.02         Financial Covenant. The Borrower will not permit the Consolidated Leverage Ratio, as at the end of each fiscal quarter of the Borrower, to be anything other than as set forth in the table below:

Fiscal Quarter	Consolidated Leverage Ratio
Each fiscal quarter ending prior to the First Amendment Effective Date	Less than or equal to 5.00 to 1.00
Each fiscal quarter ending on and after the First Amendment Effective Date and on or prior to March 31, 2021	Less than or equal to 5.75 to 1.00
Each fiscal quarter ending on and after June 30, 2021 and on or prior to September 30, 2022	Less than or equal to 5.95 to 1.00
The fiscal quarter ending on December 31, 2022	Less than or equal to 5.25 to 1.00
Each fiscal quarter ending after December 31, 2022	Less than or equal to 5.00 to 1.00

provided, that subsequent to the consummation of a Qualified Acquisition (including a Qualified Acquisition consummated prior to the Second Amendment Effective Date), the maximum Consolidated Leverage Ratio permitted with respect to each of the first three consecutive quarters ending following such Qualified Acquisition shall be increased by 0.50; provided, further, that the maximum Consolidated Leverage Ratio permitted with respect to any of such first three consecutive fiscal quarters ending following such Qualified Acquisition shall not exceed the greater of (x) 5.50 to 1.00 and (y) the maximum Consolidated Leverage Ratio for such fiscal quarter specified in the table above.

k)            Section 10.07(b)(iii)(A) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(A)            the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is (x) in the case of an assignment of Revolving Loans or a Revolving Commitment, to a Person that is a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund with respect to such Revolving Lender or (y) in the case of an assignment of Incremental Term Loans or an Incremental Term Commitment, to a Person that is an Incremental Term Lender, an Affiliate of such Incremental Term Lender or an Approved Fund with respect to such Incremental Term Lender; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

l)             Schedule 2.01(a) of the Credit Agreement is hereby amended and restated in the form attached hereto as Annex I, and any notices required under the Loan Documents in connection with the reduction of Aggregate Revolving Commitments implemented by the amendment and restatement of such Schedule are hereby waived.

m)           Exhibit C of the Credit Agreement is hereby amended and restated in the form attached hereto as Annex II.

2.            Commitment Reduction. Upon the effectiveness of this Amendment, the Revolving Commitments of each of the Revolving Lenders shall be reduced as set forth in Annex I hereto and each of the Revolving Notes to the extent outstanding is hereby deemed amended, such that the principal amount set forth on each Revolving Lender’s Revolving Note reflects such Revolving Lender’s respective Revolving Commitment as set forth on Annex I hereto.

3.            Conditions of Effectiveness). The effectiveness of this Amendment is subject to the conditions precedent that:

a)            the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Approving Lenders (which shall constitute the “Required Lenders” as defined in the Credit Agreement) and the Administrative Agent;

b)            the representations and warranties contained in Section 4 of this Amendment shall be true and correct in all respects as of the Effective Time; and

c)            the Borrower shall have paid all fees and other amounts required to be paid by the Borrower on or prior to the Effective Time pursuant to the Credit Agreement and that certain fee letter agreement, dated as of April 16, 2021 between the Borrower, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC to the extent such fees and other amounts are invoiced to the Borrower at least three (3) Business Days prior to the Effective Time.

4.            Representations and Warranties. The Borrower hereby represents and warrants as follows as of the Effective Time:

a)            The Borrower has taken all necessary partnership or other organizational action to authorize the execution and delivery of this Amendment and performance of the Amended Credit Agreement. Each of this Amendment and the Amended Credit Agreement constitutes the valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, or similar laws of general application relating to the enforcement of creditors’ rights;

b)            The representations and warranties of the Borrower contained in Article V of the Credit Agreement (except the representations and warranties in Sections 5.04(d) and 5.05 of the Credit Agreement, as to any matter which has heretofore been disclosed in writing by the Borrower to the Lenders by written notice given to the Administrative Agent), shall be true and correct in all material respects (provided that (i) if a representation or warranty is qualified by materiality or Material Adverse Effect, then it shall be true and correct in all respects, and (ii) the representation and warranty made in Section 5.15(a) of the Credit Agreement is true and correct in all respects) on and as of the Effective Time (or, if such representation or warranty speaks as of an earlier date, as of such earlier date); and

c)            No Default exists immediately prior to and immediately after giving effect hereto.

5.            Reference to and Effect on the Credit Agreement.

a)            This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

b)            Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

c)            THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. Except with respect to the subject matter hereof and the changes contemplated hereby, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

6.            Governing Law; Venue; Waiver of Right to Trial by Jury; No General Partner’s Liability for Revolving Facility. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. Sections 10.17(b), 10.19 and 10.22 of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

7.            Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.            Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. Signatures delivered by facsimile, PDF or other electronic transmission shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

EQM MIDSTREAM PARTNERS, LP, as the Borrower

By: EQGP Services, LLC, its general partner

By:	/s/ Kirk R. Oliver
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Second Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swing Line Lender, L/C Issuer and an Approving Lender

By:	/s/ Borden Tennant
Name:	Borden Tennant
Title:	Vice President

Signature Page to Second Amendment to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as an Approving Lender

By:	/s/ Kyle T. Helfrich
Name:	Kyle T. Helfrich
Title:	Vice President

Signature Page to Second Amendment to Credit Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as an Approving Lender

By:	/s/ Marc Graham
Name:	Marc Graham
Title:	Managing Director

Signature Page to Second Amendment to Credit Agreement

BARCLAYS BANK PLC, as an Approving Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page to Second Amendment to Credit Agreement

CITIBANK, N.A., as an Approving Lender

By:	/s/ Maureen Maroney
Name:	Maureen Maroney
Title:	Vice President

Signature Page to Second Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A., as an Approving Lender

By:	/s/ Stephanie Balette
Name:	Stephanie Balette
Title:	Authorized Officer

Signature Page to Second Amendment to Credit Agreement

MUFG BANK, LTD., as an Approving Lender

By:	/s/ Kevin Sparks
Name:	Kevin Sparks
Title:	Director

Signature Page to Second Amendment to Credit Agreement

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as an Approving Lender

By:	/s/ Michael Borowiecki
Name:	Michael Borowiecki
Title:	Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

BANK OF AMERICA, N.A., as an Approving Lender

By:	/s/ Tyler Ellis
Name:	Tyler Ellis
Title:	Director

Signature Page to Second Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Approving Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Nicolas Thierry
Name:	Nicolas Thierry
Title:	Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as an Approving Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director
Ming.k.chu@db.com
+1-212-250-5451

By:	/s/ Marko Lukin
Name:	Marko Lukin
Title:	Vice President
Marko.lukin@db.com
+1-212-250-7283

Signature Page to Second Amendment to Credit Agreement

ROYAL BANK OF CANADA, as an Approving Lender

By:	/s/ Emilee Scott
Name:	Emilee Scott
Title:	Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as an Approving Lender

By:	/s/ Michael Maguire
Name:	Michael Maguire
Title:	Managing Director

Signature Page to Second Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as an Approving Lender

By:	/s/ Shawn O’Hara
Name:	Shawn O’Hara
Title:	Senior Vice President

Signature Page to Second Amendment to Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as an Approving Lender

By:	/s/ Jacob W. Lewis
Name:	Jacob W. Lewis
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

THE HUNTINGTON NATIONAL BANK, as an Approving Lender

By:	/s/ Gregory R. Ryan
Name:	Gregory R. Ryan
Title:	Managing Director

Signature Page to Second Amendment to Credit Agreement

TRUIST BANK formerly known as BRANCH BANKING AND TRUST COMPANY, as an Approving Lender

By:	/s/ Lincoln LaCour
Name:	Lincoln LaCour
Title:	Vice President

Signature Page to Second Amendment to Credit Agreement

FIRST NATIONAL BANK OF PENNSYLVANIA, as an Approving Lender

By:	/s/ Robert E. Heuler
Name:	Robert E. Heuler
Title:	Vice President

Signature Page to Second Amendment to Credit Agreement

THE BANK OF NEW YORK MELLON, as an Approving Lender

By:	/s/ William M. Feathers
Name:	William M. Feathers
Title:	Director

Signature Page to Second Amendment to Credit Agreement

Annex I

SCHEDULE 2.01(a)

COMMITMENTS AND PRO RATA SHARES

Lender	Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$138,750,000.00	6.166666667%
PNC Bank, National Association	$138,750,000.00	6.166666667%
The Bank of Nova Scotia, Houston Branch	$138,750,000.00	6.166666667%
Barclays Bank PLC	$138,750,000.00	6.166666667%
Citibank, N.A.	$138,750,000.00	6.166666667%
Goldman Sachs Bank USA	$138,750,000.00	6.166666667%
JPMorgan Chase Bank, N.A.	$138,750,000.00	6.166666667%
MUFG Bank, Ltd.	$138,750,000.00	6.166666667%
The Toronto-Dominion Bank, New York Branch	$138,750,000.00	6.166666667%
Bank of America, N.A.	$108,750,000.00	4.833333333%
BMO Harris Bank N.A.	$108,750,000.00	4.833333333%
Credit Suisse AG, Cayman Islands Branch	$108,750,000.00	4.833333333%
Deutsche Bank AG New York Branch	$108,750,000.00	4.833333333%
Royal Bank of Canada	$108,750,000.00	4.833333333%
Sumitomo Mitsui Banking Corporation	$108,750,000.00	4.833333333%
U.S. Bank National Association	$108,750,000.00	4.833333333%
Canadian Imperial Bank of Commerce, New York Branch	$56,250,000.00	2.500000000%
The Huntington National Bank	$56,250,000.00	2.500000000%
Truist Bank formerly known as Branch Banking and Trust Company	$56,250,000.00	2.500000000%
First National Bank of Pennsylvania	$37,500,000.00	1.666666667%
The Bank of New York Mellon	$33,750,000.00	1.500000000%
TOTAL	$2,250,000,000.00	100.000000000%

Annex II

Exhibit C

(See attached)

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: _______________, _____

To:	Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of October 31, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among EQM Midstream Partners, LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other L/C Issuers therein named.

The undersigned Responsible Officer hereby certifies to the Administrative Agent and the Lenders (solely in his/her official capacity and not any individual capacity) as of the date hereof that he/she is the ____________________________________1 of the General Partner, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the General Partner, acting on behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.       The [(A)]2 year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of [the Borrower / ETRN / [ • ]3]4 ended as of the above date, together with the report and opinion of an independent certified public accountant [and (B) supplemental information that explains in reasonable detail the differences between the information relating to [ETRN / [ • ] 5]]6 and its consolidated subsidiaries, on the one hand, and the information relating to the Borrower and its Consolidated Subsidiaries, on the other hand, in each case as]7 required by such section are:

[select one]:

[attached hereto as Schedule 1]

-- or --

[available in electronic format and have been delivered pursuant to Section 6.01 of the Agreement].

1 If this is a quarterly compliance certificate, it must be signed by the chief financial officer or the chief accounting officer.

2 Select bracketed language if the financial statements of ETRN or another public parent are being delivered to satisfy the requirements of Section 6.01(a).

3 Legal name of other public parent.

4 Select as appropriate.

5 Legal name of other public parent.

6 Select as appropriate.

7 Select bracketed language if the financial statements of ETRN or another public parent are being delivered to satisfy the requirements of Section 6.01(a).

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.             The [(A)]8 unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of [the Borrower/ ETRN / [ • ] 9]10 ended as of the above date [and (B) supplemental information that explains in reasonable detail the differences between the information relating to [ETRN / [ • ] 11]12 and its consolidated subsidiaries, on the one hand, and the information relating to the Borrower and its Consolidated Subsidiaries, on the other hand, in each case as]13 required by such section are:

[select one]:

[attached hereto as Schedule 1]

-- or --

[available in electronic format and have been delivered pursuant to Section 6.01 of the Agreement].

Such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the [Borrower and its Consolidated Subsidiaries / ETRN and its consolidated subsidiaries / [ • ] 14 and its consolidated subsidiaries]15 in accordance with GAAP consistently applied as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.             The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the financial statements referenced in paragraph 1 above.

3.             A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its obligations under the Loan Documents, and

[select one]:

[to the best knowledge of the undersigned during such fiscal period, (a) the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and (b) no Default exists.]

--or--

8 Select bracketed language if the financial statements of ETRN or another public parent are being delivered to satisfy the requirements of Section 6.01(b).

9 Legal name of other public parent.

10 Select as appropriate.

11 Legal name of other public parent.

12 Select as appropriate.

13 Select bracketed language if the financial statements of ETRN or another public parent are being delivered to satisfy the requirements of Section 6.01(b).

14 Legal name of other public parent.

15 Select as appropriate.

[the following covenants or conditions have not been performed or observed [or: the following Default exists] and the following is a list of each such Default and its nature and status:]

4.             The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate in all material respects as of the “Financial Statement Date” referenced above.

5.             Attached hereto as Schedule 3 is a complete and accurate list as of the last day of the fiscal period referenced above of each of the Borrower’s Subsidiaries, together with its jurisdiction of formation, and the Borrower’s direct or indirect percentage ownership therein. As of the date hereof, each such Subsidiary is duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has all corporate or other organizational powers and all material governmental authorizations required to carry on its business as now conducted, except where the absence of any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of

_______________, _____.

EQM MIDSTREAM PARTNERS, LP, a Delaware limited partnership

By: EQGP Services, LLC, its general partner, a Delaware limited liability company

By:
Name:
Title:

Schedule 1

to the Compliance Certificate

Financial Statements

[select one]:

[See attached]

-- or --

[Available in electronic format and have been delivered pursuant to Section 6.01 of the Agreement]

Schedule 2

to the Compliance Certificate

($ in 000’s)

For the Quarter/Year ended

___________________ (“Statement Date”)

Section 7.02 – Consolidated Leverage Ratio.

I.	Consolidated Debt for fiscal quarter ended the Statement Date

	A.	Debt of the Borrower and its Subsidiaries on a consolidated basis at Statement Date:	$____________________

	B.	Debt of the Borrower or a Subsidiary solely resulting from a pledge of the membership interests or other equity interests in a Designated Joint Venture owned by the Borrower or such Subsidiary securing indebtedness of such Designated Joint Venture:	$____________________

	C.	Consolidated Debt on the Statement Date (Lines 1.A. - 1.B.):	$____________________

II.	Consolidated EBITDA for the period of four consecutive fiscal quarters ended on the Statement Date

	A.	Consolidated Net Income for such period:	$____________________

	B.	to the extent deducted in determining Consolidated Net Income for such period, taxes based on or measured by income:	$____________________

	C.	to the extent deducted in determining Consolidated Net Income for such period, Consolidated Interest Charges:	$____________________
	D.	to the extent deducted in determining Consolidated Net Income for such period, transaction expenses, provided, that, no such transaction expenses incurred after the First Amendment Effective Date that exceed $10.0 million, in the aggregate, shall be added pursuant to this Line II.D, related to:

		i. the execution and delivery of the Agreement and any amendments, supplements, modifications, refinancings or replacements thereto (including, without limitation, financing fees and expenses):	$____________________

ii. the execution and delivery of the Term Loan Agreement and any amendments, supplements, modifications, refinancings or replacements thereto (including, without limitation, financing fees and expenses):	$____________________

iii. the Specified Transactions[16]:	$____________________

iv. any Qualified Acquisition[17]:	$____________________

v. any other debt incurrence permitted under Section 7.09:	$____________________

Total for Line II.D. (Lines II.D.i + II.D.ii + II.D.iii + II.D.iv + II.D.v):	$____________________

E.	to the extent deducted in determining Consolidated Net Income for such period, depreciation and amortization expense:	$____________________

F.	the amount of cash dividends and cash distributions earned in such period by the Borrower and its Subsidiaries on a consolidated basis from (i) unconsolidated subsidiaries of the Borrower or other Persons and (ii) Designated Joint Ventures, provided that the amount of cash dividends and cash distributions earned in such period from Designated Joint Ventures formed, designated or otherwise acquired after the First Amendment Effective Date and added pursuant to this Line II.F.ii shall not exceed, in the aggregate twenty-five percent (25%) of the total actual Consolidated EBITDA for such period (which total actual Consolidated EBITDA shall be determined before giving effect to the inclusion of any such amounts from such Designated Joint Ventures):	$____________________

G.	the amount collected during the period from finance lease arrangements with Affiliates to the extent not already recognized in Consolidated Net Income:	$____________________

H.	non-cash long term compensation expenses:	$____________________

16 (i) The negotiation, execution and delivery of, and the consummation of the transactions under, the Merger Agreement, (ii) the negotiation, execution and delivery of each of the Gas Gathering Agreement, the Intercompany Loan Agreement, the Share Purchase Agreements, the letter agreement described in clause (i) of the definition of Water Services Transaction and any similar agreement described in clause (ii) of such definition, and the Credit Letter Agreement, and (iii) the negotiation, execution and delivery of, and the consummation of the transactions under, any documentation governing a transaction permitted by Sections 7.01, 7.05 (including any Partnership Rollup Event or Partnership Restructuring Event), 7.08 or 7.09 of the Agreement, in each case, together with any amendments, restatements, supplements, modifications, waivers or replacements to any of the foregoing.

17 An Acquisition by the Borrower or any Subsidiary, the aggregate purchase price for which, when combined with the aggregate purchase price for all other Acquisitions by the Borrower and its Subsidiaries in any rolling 12-month period, is greater than or equal to $25,000,000.

I.

to the extent the aggregate Deferred Revenue Adjustment as determined by the Borrower resulted from an excess of consideration received over the amount of revenue recognized, which would have had the effect of reducing Consolidated Net Income for such period, the aggregate Deferred Revenue Adjustment:

$____________________

J.	to the extent included in determining Consolidated Net Income for such period, other income and equity in earnings from unconsolidated subsidiaries of the Borrower:	$____________________

K.	any amounts previously added to Consolidated EBITDA pursuant to Line II.H above during a prior period to the extent they are paid in cash during the current period:	$____________________

L.

to the extent the aggregate Deferred Revenue Adjustment as determined by the Borrower resulted from an excess of revenue recognized over the amount of consideration received, which would have had the effect of increasing Consolidated Net Income for such period, the aggregate Deferred Revenue Adjustment:

$____________________

M.	Consolidated EBITDA at Statement Date (Lines II.A. + II.B. + II.C. + II.D. + II. E. + II.F + II.G + II.H + II.I – II.J – II.K - II.L.):[18]	$____________________

III.	Consolidated Debt to Consolidated EBITDA for fiscal quarter ended the Statement Date: (Line I.C. ÷ Line II.M.) Maximum permitted:[19]	____________________

Fiscal Quarter	Maximum Consolidated Leverage Ratio
Each fiscal quarter ending prior to the First Amendment Effective Date	5.00 to 1.00
Each fiscal quarter ending on and after the First Amendment Effective Date and on or prior to March 31, 2021	5.75 to 1.00
Each fiscal quarter ending on and after June 30, 2021 and on or prior to September 30, 2022	5.95 to 1.00
The fiscal quarter ending on December 31, 2022	5.25 to 1.00
Each fiscal quarter ending after December 31, 2022	5.00 to 1.00

18 May include, at Borrower’s option, Qualified Project EBITDA Adjustments as provided in, and in accordance with the terms of, Section 1.03(c)(ii) and the definition of “Qualified Project EBITDA Adjustments” set forth in the Credit Agreement

19 Subsequent to the consummation of a Qualified Acquisition (including a Qualified Acquisition consummated prior to the Second Amendment Effective Date), the maximum Consolidated Leverage Ratio permitted with respect to each of the first three consecutive quarters ending following such Qualified Acquisition shall be increased by 0.50; provided, further, that the maximum Consolidated Leverage Ratio permitted with respect to any of such first three consecutive fiscal quarters ending following such Qualified Acquisition shall not exceed the greater of (x) 5.50 to 1.00 and (y) the maximum Consolidated Leverage Ratio specified for any applicable period in the table below Line III.

Schedule 3

Name of Subsidiary	Jurisdiction of Organization	Direct/Indirect Ownership Percentage